EXHIBIT 99.1


STEELCLOUD LOGO




14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500,
                                                                Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT:
WILLIAM D. HUGHES AT 703-674-5560, whughes@steelcloud.com
FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT www.steelcloud.com

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

                STEELCLOUD INTRODUCES NEW AUDIT COMPLIANCE SYSTEM
 PATENT-PENDING TECHNOLOGY ADDRESSES SECURITY REQUIREMENTS OF
 REGULATORY MANDATES

Dulles, VA--May 3, 2005-- SteelCloud, Inc., (Nasdaq: SCLD), a leading supplier of ready-to-deploy server appliances, security solutions and professional IT services, today announced the debut of the SteelCloud Audit Compliance System
(ACS), the Company's proprietary network security auditing and access analysis product. ACS will be available as a standalone software product or on a ready-to-deploy SteelCloud appliance. Designed to enhance the audit-ability of Microsoft's Windows and Active Directory environments, ACS is targeted for medium-to-large organizations seeking to comply with the security provisions of Sarbanes-Oxley, HIPAA, Gramm-Leach-Bliley (GLBA), DISCAP, FISMA and other regulatory legislation. According to Gartner, 45% of all enterprises recognize audit and regulatory compliance as their largest IT obstacles to overcome.

SteelCloud believes that extracting meaningful security and related information
- such as who is an administrator on which system - can be tedious and labor intensive without ACS. For organizations that have undergone mergers or acquisitions or simply did not plan adequately for their network growth, ACS is an invaluable asset. With ACS, organizations are able to:

     o Utilize patent-pending technology to "crawl" the breadth and depth of nested, complex networks and extract information otherwise impossible to get.

     o Aggregate, analyze and report data in management-oriented and auditor-ready presentations.

     o Identify any variances or deviations from corporate security policies, by benign or malicious intent, for audit and incident investigation purposes.

     o Thoroughly evaluate a company's compliance and security posture. Reports unauthorized or fraudulent access to vital corporate data by "trusted" internal users.

     o Execute "an internal audit before the external audit". Supports continuous, scheduled auditing of the IT infrastructure.

     o Provide documented evidence that the organization's internal controls are intact and inline with corporate security policies - particularly valuable for companies affected by SOX, HIPAA, FISMA or GLBA.

     o    Reduce the workload on IT personnel and internal auditors.



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"Over the past twelve months, Federal mandates have significantly altered the fiduciary responsibilities of corporate executives," said Thomas P. Dunne, SteelCloud Chairman and CEO. "Compliance is now mandatory and executives are directly accountable. As a result, a billion-dollar regulatory compliance market has emerged. ACS provides SteelCloud with distinct competitive advantages and early entry into this fast-growing market sector."

Initial renditions of ACS have already been sold and installed at an international bank and at a credit card handling company. These organizations chose SteelCloud to help them deal with the security complexities of their distributed Windows and Active Directory environments. SteelCloud ACS responds to the increasing market demand from organizations affected by new compliance regulations. These mandates require organizations to demonstrate they have the essential internal IT controls in place. SteelCloud's ACS automates the extraction, consolidation, auditing, and reporting of "who has access to what" across an organization's infrastructure.

 "Answering critical and legislatively-mandated questions can be daunting and a monumental task particularly in distributed Microsoft Windows, NT 4.0 and Active Directory-based environments" said Christopher Day, Vice President of Technology for SteelCloud. "With patent-pending technology, ACS extends the capabilities of Active Directory to target the mandated requirements. Organizations can now quickly gather data and present it, not in a raw form which requires interpretation from security experts, but rather in a series of easy-to-understand reports for management and external auditors."

ACS is available for customer deliveries in July 2005. Prices range from $10,000 to $80,000, depending on the size of the network.

ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, custom integration and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.





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1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND
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INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS
MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH
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IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON
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STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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